UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to Rule §240.14a-12

LINCARE HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764

April 7, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Adam’s Mark, 2544 Executive Drive, Indianapolis, Indiana, on Monday, May 9, 2005, at 10:00 A.M.

The principal business of the meeting will be to elect directors for the ensuing year. During the meeting, we also will review the Company’s 2004 results and report on significant aspects of our business during the first quarter of fiscal 2005.

If you are not planning to attend the Annual Meeting, it is still important that your shares be represented. Please complete, sign, date, and return to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely, JOHN P. BYRNES Chairman and Chief Executive Officer

LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 9, 2005

The Annual Meeting of Stockholders of Lincare Holdings Inc., a Delaware corporation (the “Company”), will be held at the Adam’s Mark, 2544 Executive Drive, Indianapolis, Indiana, on May 9, 2005, at 10:00 A.M.

The Annual Meeting will be held: (i) to elect a Board of Directors consisting of six persons for a one year term; and (ii) to transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

Stockholders of record at the close of business on March 31, 2005, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting.

By Order of the Board of Directors. PAUL G. GABOS Chief Financial Officer and Secretary

Clearwater, Florida
April 7, 2005

YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Adam's Mark, 2544 Executive Drive, Indianapolis, Indiana, on May 9, 2005, at 10:00 A.M. (the “Annual Meeting”), and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to Stockholders on or about April 7, 2005.

The record date for determining Stockholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as the close of business on March 31, 2005. As of that date there were 100,331,333 shares of Common Stock (“Common Stock”) of the Company outstanding and entitled to vote. These shares outstanding exclude 25,470,365 shares held by the Company in treasury. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. The Common Stock is the only outstanding class of the Company’s securities.

If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted in favor of the proposals described herein. Stockholders who execute Proxies may revoke them by notifying the Secretary at any time prior to the voting of the Proxies. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person.

The presence, in person or by proxy, of the holders of Common Stock representing a majority of the issued and outstanding Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the person(s) appointed by the Company to act as election inspector(s) for the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of a quorum, but will have no effect on the votes required to elect directors or to approve any other matter.

If any other matters are properly presented at the Annual Meeting, the persons named in the form of Proxy will be entitled to vote on those matters for you. As of the date of mailing of this Proxy Statement, the Company was not aware of any other matters to be raised at the Annual Meeting.

Expense and Manner of Solicitation

The Company will bear the cost of the solicitation of Proxies from its Stockholders. The Company will cause banks, brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Company’s Common Stock held of record by such custodians, nominees and fiduciaries. The Company will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. In addition to solicitations by mail, the Company’s directors, officers and employees (at no additional compensation), may also solicit Proxies from Stockholders by personal contact, by telephone or by any other means if necessary in order to assure sufficient representation at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information available as of the March 31, 2005, record date with respect to the beneficial ownership of the Company’s Common Stock by each person who is known by the Company to beneficially own more than 5% of the Common Stock and by each Director and Executive Officer and by all Directors and Executive Officers as a group. Unless otherwise indicated, the address of all Directors and Executive Officers is c/o Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, FL 33764. Shares beneficially owned by each Director and Executive Officer do not include options to purchase shares of the Company’s Common Stock that are not exercisable within 60 days of the record date with respect to this Proxy solicitation.

Beneficial Owner	Shares Beneficially Owned	Percent
Capital Group International, Inc.(1) 11100 Santa Monica Blvd. Los Angeles, CA 90025	13,492,750	13.4%
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	12,212,503	12.2%
GE Asset Management Incorporated(1) 3001 Summer Street Stamford, CT 06904	7,198,142	7.2%
Capital Research and Management Company(1) 333 South Hope Street Los Angeles, CA 90071	5,200,000	5.2%
Columbia Wanger Asset Management, L.P.(1) 222 West Monroe Street, Suite 3000 Chicago, IL 60606	5,097,700	5.1%
John P. Byrnes(2)	3,299,148	3.3%
Paul G. Gabos(3)	1,202,988	1.2%
Shawn S. Schabel(4)	1,265,546	1.3%
Stuart H. Altman, Ph.D.(5)	96,000	(*)
Chester B. Black(5)	96,000	(*)
Frank D. Byrne, M.D.(6)	86,600	(*)
Frank T. Cary	168,000	(*)
William F. Miller, III(7)	24,000	(*)

All Executive Officers and Directors as a Group (eight persons)	6,238,282	6.2%

_________________

(1)	All information relating to shares beneficially owned is derived from Schedule 13G filings with the Securities and Exchange Commission.

(2)	Includes currently exercisable options to purchase 3,165,000 shares of Common Stock and 80,000 shares of restricted Common Stock.

(3)	Includes currently exercisable options to purchase 1,100,000 shares of Common Stock and 40,000 shares of restricted Common Stock.

(4)	Includes currently exercisable options to purchase 1,176,667 shares of Common Stock and 53,333 shares of restricted Common Stock.

(5)	Includes currently exercisable options to purchase 96,000 shares of Common Stock.

(6)	Includes currently exercisable options to purchase 84,000 shares of Common Stock.

(7)	Includes currently exercisable options to purchase 24,000 shares of Common Stock.

(*)	The percentage of shares beneficially owned does not exceed 1.0% of the Common Stock outstanding.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and Executive Officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the National Association of Securities Dealers National Market System initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, Executive Officers, and greater than 10% stockholders are required by the Securities Exchange Commission to furnish the Company with copies of the reports they file.

The Company believes that all of its Directors, Executive Officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 2004 fiscal year, with one exception. Chester B. Black had a late filing with respect to his annual statement of beneficial ownership of securities on Form 5.

Election of Board of Directors

A Board of six (6) Directors will be elected by a plurality of the votes cast by Stockholders represented and entitled to vote at the Annual Meeting. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. All nominees are current Directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. BYRNES, ALTMAN, BLACK, BYRNE, CARY AND MILLER.

Information Regarding the Board of Directors and Executive Officers

The following table provides information regarding each nominee to the Board of Directors, as recommended by the Nominating Committee of the Board of Directors.

Name	Age	Position
John P. Byrnes	46	Chairman of the Board, Chief Executive Officer
Stuart H. Altman, Ph.D.	67	Director
Chester B. Black	59	Director
Frank D. Byrne, M.D.	52	Director
Frank T. Cary	84	Director
William F. Miller, III	55	Director

All Directors are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Under applicable NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Altman, Black, Byrne, Cary and Miller have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent as defined under Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market, Inc.

Directors and Executive Officers

John P. Byrnes has served as the Chief Executive Officer of the Company since January 1997 and as a Director of the Company since May 1997. Mr. Byrnes was appointed Chairman of the Board in March 2000. Mr. Byrnes also served as the Company’s President from June 1996 until April 2003. Prior to becoming the Company’s President, Mr. Byrnes served the Company in a number of capacities over a ten-year period, including serving as the Company’s Chief Operating Officer throughout 1996. Mr. Byrnes is also a Director of Kinetic Concepts, Inc.

Stuart H. Altman, Ph.D. has been a Director of the Company since December 2001. Dr. Altman, Professor of National Health Policy at Brandeis University, is a member of the faculty of The Heller School for Social Policy and Management on Brandeis’ Waltham, Massachusetts campus and an economist whose research interests are primarily in the area of federal and state health policy. He was Co-Chair of the Governor/Legislative Health Care Task Force for the Commonwealth of Massachusetts. In 1997, he was appointed by President Clinton to the National Bipartisan Commission on the Future of Medicare. Dr. Altman was Dean of the Heller School from 1977 to 1993 and served as interim President of Brandeis University from 1990 to 1991. Earlier in his career, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at the U.S. Department of Health Education & Welfare and has since advised national and state governments on major health care issues and legislation. Dr. Altman is also a Director of IDX Systems Corporation and OrthoLogic Corp.

Chester B. Black has been a Director of the Company since January 1991. From November 1990 until December 1995, Mr. Black served as Chairman and Vice Chairman of Med Alliance, Inc. From June 1989 until November 1990, Mr. Black was Chairman and President of RB Diagnostic, a provider of diagnostic imaging services. During the past five years, Mr. Black has been involved as an investor and director in several privately held health care services businesses.

Frank D. Byrne, M.D. has been a Director of the Company since December 1999. Dr. Byrne serves as President of St. Marys Hospital Medical Center, a 440-bed community hospital in Madison, Wisconsin. From 1991 until 2004, he served Parkview Health, an integrated delivery network headquartered in Fort Wayne, Indiana, in a variety of executive, governance, and clinical leadership roles, including service as president of Parkview Hospital, from 1995 to 2002. Dr. Byrne practiced pulmonary and critical care medicine from 1982 to 1994. He is a Clinical Professor of Medicine at the University of Wisconsin School of Medicine and holds fellowships in the American College of Physicians, the American College of Chest Physicians, the American College of Healthcare Executives, and the American College of Physician Executives, on which he serves as board member. Dr. Byrne has a B.S. from the University of Notre Dame, a Master of Medical Management from Carnegie Mellon University, and an M.D. from the State University of New York Downstate Medical Center. He also serves as a Director of Steel Dynamics, Inc.

Frank T. Cary has been a Director of the Company since July 1991. Mr. Cary served as IBM’s Chief Executive Officer from 1973 to 1981. Mr. Cary is also a Director of Celgene Corporation, Cygnus, Inc., ICOS Corporation, Lexmark International Group, Inc. and VION Pharmaceuticals, Inc.

William F. Miller, III has been a Director of the Company since December 1997. Mr. Miller is the Chairman and Chief Executive Officer of HMS Holdings Corp. HMS is a publicly traded company that furnishes proprietary information management, data processing and software (including consulting) services to health care providers and payors, including government health service agencies. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of Emcare Holdings, Inc. Prior to joining Emcare, Mr. Miller held financial and management positions in the health care industry, including positions as chief executive officer and chief financial officer of various hospitals and administrator/director of operations of a multi-specialty physician group practice. Mr. Miller is also a Director of AMN Healthcare Services, Inc.

Paul G. Gabos has served as the Chief Financial Officer of the Company since June 1997. Prior to his appointment as Chief Financial Officer, Mr. Gabos served as Vice President, Administration. Before joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds Inc. Mr. Gabos holds a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania. Mr. Gabos is also a Director of Pediatrix Medical Group, Inc.

Shawn S. Schabel was appointed President of the Company in April 2003 and Chief Operating Officer of the Company in January 2001. From 1998 to 2001, Mr. Schabel served as Senior Vice President of the Company. Mr. Schabel served the Company in a number of management capacities since joining Lincare in 1989. Mr. Schabel holds a Respiratory Therapy degree from Wichita State University. Mr. Schabel is also a Director of Odyssey HealthCare, Inc.

Compensation of Directors

Directors Stuart H. Altman, Ph.D., Chester B. Black, Frank D. Byrne, M.D., Frank T. Cary and William F. Miller, III each receive $40,000 per annum for their services as Directors of the Company. In addition, all of the Company’s Directors are reimbursed for out-of-pocket expenses and are eligible to participate in the Company’s stock option plans.

Committees and Meetings of the Board of Directors

The standing committees of the Board of Directors consist of an Audit Committee, a Nominating Committee, a Compensation Committee and a Stock Plan Committee. No incumbent director during 2004 attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he serves. The Board of Directors held four meetings during 2004. The Company has no policy regarding Board member attendance at the Annual Meeting. In 2004, John P. Byrnes, Chairman of the Board, attended the Annual Meeting.

Audit Committee.    The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the Stockholders relating to the accounting and financial reporting processes, financial controls and audits of the financial statements of the Company. The Board of Directors has approved a formal written charter for the Audit Committee, a copy of which is included as Exhibit A to this Proxy Statement and the Audit Committee has reviewed and reassessed the adequacy of the charter in the past year. The Audit Committee is comprised of Messrs. Cary, Byrne and Miller and held nine meetings in 2004. The Board of Directors has determined that each of the Audit Committee members: (i) are independent as defined under Rule 4200(a)(15) of the NASD listing standards; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) of the Exchange Act); (iii) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Nominating Committee.    The Nominating Committee selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board. The Nominating Committee does not have a formal written charter. The Nominating Committee will consider nominees for Director proposed by stockholders in the same manner as it considers Nominating Committee nominees. The Company’s Bylaws permit stockholders to nominate Directors at a stockholder meeting provided that stockholders give timely notice thereof in writing to the Secretary of the Company and otherwise comply with the procedures set forth in the Company’s Bylaws. The Nominating Committee is comprised of Messrs. Altman, Black, Byrne, Cary and Miller, each of whom is independent as defined under the rules of the NASDAQ Stock Market, and held one meeting in 2004.

Compensation Committee.    The Compensation Committee reviews and recommends the cash compensation and bonuses of the Executive Officers of the Company. The Compensation Committee is comprised of Messrs. Altman, Black and Miller, each of whom is independent as defined under the rules of the NASDAQ Stock Market, and held four meetings in 2004. A meeting was held by the Compensation Committee in February of 2005 to review and recommend the cash bonuses to be paid to the Executive Officers based on the 2004 operating performance of the Company.

Stock Plan Committee.    The Stock Plan Committee administers the stock option plans of the Company. The Stock Plan Committee is comprised of Messrs. Altman, Black and Miller and held four meetings in 2004.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Audit Committee, with the assistance of the Company’s Compliance Officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Audit Committee, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764.

Executive Compensation

The following table sets forth all compensation paid to, or earned by, each of the Company’s Executive Officers for the 2004, 2003 and 2002 fiscal years.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)	Securities Underlying Stock Options (# of Shares)
John P. Byrnes Chief Executive Officer	2004 2003 2002	$815,050 771,163 753,630	$706,741 1,118,186 717,250	$10,250 12,000 11,000	$3,805,200 — —	300,000 300,000 300,000
Paul G. Gabos Chief Financial Officer and Secretary	2004 2003 2002	$407,525 385,581 376,815	$353,370 559,092 358,625	$10,250 12,000 11,000	$1,902,600 — —	150,000 150,000 100,000
Shawn S. Schabel President and Chief Operating Officer	2004 2003 2002	$407,525 385,581 376,815	$353,370 559,092 358,625	$10,250 12,000 11,000	$2,536,800 — —	200,000 150,000 100,000

_________

(1)	The Company made a contribution on behalf of each participating employee under the Company’s 401(k) Plan.
(2)

On July 1, 2004, the Company issued shares of restricted common stock to Messrs. Byrnes, Gabos and Schabel. The market value of Lincare common stock on the date of issuance was $31.72 and the shares were purchased by the executuve officers at a price equal to the par value of the common stock. The shares vest on the last business day of February, 2007, subject to the executive remaining employed by the Company, with accelerated vesting in one-third increments upon achievement of the annual budgeted earnings per share for fiscal years 2004 and 2005 as approved by the Board of Directors.

The following table sets forth the options granted to the Company’s Executive Officers in fiscal 2004.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(4)	Expiration Date	5% $	10% $
John P. Byrnes(1)	300,000	33.9%	$31.72	3/31/11	$3,666,921	$8,471,980
Paul G. Gabos(2)	150,000	16.9%	$31.72	3/31/11	$1,833,461	$4,235,990
Shawn S. Schabel(3)	200,000	22.6%	$31.72	3/31/11	$2,444,614	$5,647,987

______________

(1)	Options to purchase 300,000 shares of Common Stock were granted under the Company’s 2004 Stock Plan with an exercise price of $31.72 and an expiration date of March 31, 2011. One third of the options become exercisable on December 1, 2004, 2005 and 2006, respectively.

(2)	Options to purchase 150,000 shares of Common Stock were granted under the Company’s 2004 Stock Plan with an exercise price of $31.72 and an expiration date of March 31, 2011. One third of the options become exercisable on December 1, 2004, 2005 and 2006, respectively.

(3)	Options to purchase 200,000 shares of Common Stock were granted under the Company’s 2004 Stock Plan with an exercise price of $31.72 and an expiration date of March 31, 2011. One third of the options become exercisable on December 1, 2004, 2005 and 2006, respectively.

(4)	The exercise price per share for each option grant was equal to the market price of the Company’s Common Stock as of the date the option was granted.

The following table sets forth aggregate options exercised by the Company’s Executive Officers in fiscal 2004 and the number and value of unexercised options at fiscal 2004 year end.

Aggregate Options Exercised in Last Fiscal Year
and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End(1) Exercisable/Unexercisable
John P. Byrnes	450,000	$11,539,170	3,165,000/350,000	$75,143,653/$4,064,000
Paul G. Gabos	140,000	$3,591,904	1,245,000/175,000	$25,855,500/$2,032,000
Shawn S. Schabel	260,000	$5,925,040	1,301,667/208,333	$26,864,920/$2,396,330

______________

(1)	Value is calculated using the Company’s closing stock price on December 31, 2004 of $42.65 per share less the exercise price for such shares.

Employment Agreements

Mr. Byrnes serves as Chief Executive Officer at an annual salary of $813,000. Mr. Gabos serves as Chief Financial Officer and Secretary at an annual salary of $406,000. Mr. Schabel serves as President and Chief Operating Officer at an annual salary of $542,000.

The Company has employment agreements with Messrs. Byrnes, Gabos and Schabel. The agreements set forth the terms and conditions of each Executive Officer’s employment for a period beginning on January 1, 2005 and ending on December 31, 2009 or, if employment thereunder is earlier terminated, such shorter period. Each agreement provides for a base salary, annual cost of living adjustments and for such salary increases as may be determined by the Board of Directors in its sole discretion. In addition to salary, the employment agreements provide that each such person shall be eligible to receive bonus compensation based upon the annual percentage increase in the Company’s fully diluted earnings per share (“EPS”). The Company’s Board of Directors (or an authorized committee thereof) shall have the discretion to adjust upward or downward the bonus for any applicable period to account equitably for the impact on EPS of: (i) any extraordinary charges; (ii) any unusual non-recurring items; or (iii) changes in accounting principles required under generally accepted accounting principles. During the employment term, each Executive Officer shall be eligible to participate in all employee benefit programs generally available to executive employees in accordance with the provisions of any such plans and shall be entitled to reimbursement of certain out-of-pocket expenses incurred in the performance of such person’s duties on behalf of the Company. The employment agreements contain non-competition and non-solicitation provisions in effect during each Executive Officer’s employment term and during the two-year period commencing on the date the employment term ends for any reason whatsoever.

The employment agreements with Messrs. Byrnes, Gabos and Schabel provide for payments to be made to each Executive Officer upon the termination of such person’s employment pursuant to the occurrence of certain events. In the event of termination of employment by the Company other than for “cause,” then Company shall pay (in 24 equal monthly installments), as severance pay or liquidated damages, or both, an amount equal to two times the sum of (A) such person’s annual salary and (B) such person’s bonus in respect of the immediately preceding calendar year. In the event of termination of employment upon a change of control of the Company, then the Company shall pay (in a lump sum payment), as severance pay or liquidated damages, or both, an amount equal to two times the sum of (A) such person’s annual salary and (B) such person’s bonus in respect of the immediately preceding calendar year, and (C) an additional amount equal to the average annual cost for Company employees of obtaining certain post-employment medical insurance.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Altman, Black and Miller. No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2004 nor had any relationship with the Company requiring disclosure under Item 402(j)(3) or Item 404 of Regulation S-K of the Securities Act of 1933 and the Securities Exchange Act of 1934.

Compensation Committee and Stock Plan Committee Reports

The Company’s executive compensation programs are intended to attract, retain and motivate high quality executives with a performance-based compensation package that promotes Company growth and enhancement of Stockholder value. The compensation programs consist of two significant portions, (i) cash compensation and (ii) equity-based incentive compensation, historically through the grant of stock options and restricted stock pursuant to the Company’s stock plans.

The Company’s executive compensation programs are administered by two committees of the Board of Directors — the Compensation Committee and the Stock Plan Committee (collectively, the “Committees”). The Compensation Committee administers the cash portion of the executive compensation package, and the Stock Plan Committee administers the equity-based incentive portion.

Cash Compensation

The Compensation Committee views the cash compensation component to be in recognition of the contribution by the Executive Officers to the Company’s past financial performance. Determination of the size of the bonus component of each Executive Officer’s compensation package, as described below, was based on an objective, performance-based formula and other considerations.

The cash compensation of Messrs. Byrnes, Gabos and Schabel was determined for fiscal year 2004 pursuant to each Executive Officer’s employment agreement then in effect. See “EXECUTIVE COMPENSATION — Employment Agreements.” The original base salaries and objective bonus formula were negotiated by the Executive Officers, on the one hand, and an independent committee of the Board of Directors, on the other, at the time the employment agreements were executed.

The cash bonuses paid to Messrs. Byrnes, Gabos and Schabel for services performed in 2004 were determined based on the EPS and EBITDA growth formulas set forth in their respective employment agreements in effect during the period. The growth formulas, when applied to the Company’s growth in fiscal 2004 EPS and EBITDA, resulted in a bonus payment of 90% of each Executive Officer’s base salary. See “EXECUTIVE COMPENSATION — Summary Compensation Table.”

Equity-Based Incentive Compensation

The focus of the Stock Plan Committee in administering the equity incentives awarded to Executive Officers is on providing incentive to the Company’s senior management team to remain with the Company and to continue to contribute significantly to its performance.

The Stock Plan Committee administers the Company’s stock plans, which provide for the grant of stock options and restricted stock. In the opinion of the Stock Plan Committee, stock option grants are, by definition, performance-based, in that the value of the option only increases through an increase in the Company’s stock price. Thus, to the extent of their option holdings, the interests of the Executive Officers are aligned with the interests of the Stockholders in maximizing the Company’s stock price. The Stock Plan Committee also believes that common share ownership by the Executive Officers achieved through grants of restricted stock can further align management’s objectives with the interests of the Stockholders, provided that the vesting of such restricted stock is subject to objective performance criteria.

This approach is evidenced by the fact that, to date, (i) all grants of stock options and restricted stock to Executive Officers under the Company’s stock plans have been subject to some delay in exercisability or vesting based on performance or continued employment, and (ii) all stock option grants under the Company’s stock plans have been made at an exercise price equal to the fair market value of the Company’s stock as of the date of grant. Therefore, without an increase in the underlying stock price, the options have no realizable value.

The Stock Plan Committee believes that it is in the best interests of the Stockholders for the Executive Officers to have a significant equity incentive to maximize the value of the Company’s stock. The amount of this incentive, in the Committee’s view, should be determined based on long-term considerations in order to balance the short-term formula-based mechanism utilized in the Company’s cash compensation system. Therefore, by design, the award of stock option and restricted stock grants is based on the Stock Plan Committee’s perception of the overall value of the Executive Officer to the Company’s long-term growth potential.

Grants to Chief Executive Officer

In 2004, the Committee granted to Mr. Byrnes options to purchase an aggregate of 300,000 shares of Common Stock. See “EXECUTIVE COMPENSATION — Option Grants in Last Fiscal Year.” Mr. Byrnes was also granted 120,000 shares of restricted stock in 2004 with vesting rights subject to performance and service conditions. See “EXECUTIVE COMPENSATION — Summary Compensation Table.” The Committee, in determining the number of option shares and restricted stock to grant to Mr. Byrnes, considered the significant growth and profitability of the Company. The Company achieved growth in net revenues and earnings per share of 11% and 15%, respectively, in 2004. The growth in net revenues was a result of internal growth from existing operations and acquisitions of local and regional companies. Strong management of operating and administrative expenses and control of cost of goods sold and capital expenditures enabled the Company to achieve record earnings and cash flows despite Medicare reimbursement reductions totaling in excess of $50 million. The Stock Plan Committee also considered the potential long-term contribution of Mr. Byrnes to the maximization of Stockholder value.

Grants to Other Executive Officers

     During fiscal 2004, the Company also made stock option and restricted stock grants to its other Executive Officers. Messrs. Gabos and Schabel were each granted options to purchase 150,000 shares of the Company’s Common Stock and 60,000 and 80,000 shares, respectively, of restricted stock. See “EXECUTIVE COMPENSATION — Summary Compensation Table and Option Grants in Last Fiscal Year.” The Committee, in determining the number of options and restricted shares to grant to Messrs. Gabos and Schabel, considered a number of factors, including performance within their respective areas of responsibility and those factors specifically described above with respect to the grant to Mr. Byrnes. The Committee also considered the potential long-term contributions of Messrs. Gabos and Schabel to the maximization of Stockholder value.

Stuart H. Altman, Ph.D	Stuart H. Altman, Ph.D.
Chester B. Black	Chester B. Black
William F. Miller, III	William F. Miller, III
Stock Plan Committee	Compensation Committee

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information with respect to compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2004.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,238,100 (1)	$23.26	4,236,000
Equity compensation plans not approved by security holders	None	N/A	None
Total	10,238,100 (1)	$23.26	4,236,000

______________

(1)	Includes 9,978,100 shares which are reserved for issuance under various stock option plans and 260,000 shares which were issued under the Company’s restricted stock program.

Performance Graph

The following graph shows changes over the last five years in the value of $100 invested in the Company, the NASDAQ Health Stocks Index, and the NASDAQ Stock Market (U.S.) Index. The value of each investment is based on share price appreciation, with reinvestment of all dividends. The investments are assumed to have occurred at the beginning of the period presented.

Comparison of Cumulative Total Return of
Lincare Holdings Inc.,
NASDAQ Health Stocks Index,
and the NASDAQ Stock Market (U.S.) Index

	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004
Lincare Holdings Inc.	100.0	164.5	165.2	182.3	173.4	245.9
NASDAQ Health Services Stocks	100.0	137.3	148.4	127.9	195.6	246.5
NASDAQ Stock Market (U.S.)	100.0	60.3	47.8	33.1	49.4	53.8

Audit Committee Report

The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) is composed of three independent directors. The Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee’s composition and meetings. A copy of this charter is attached to this Proxy Statement as Exhibit A.

The Committee has prepared this report on its activities with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 (the “audited financial statements”).

(1)	The Committee has reviewed and discussed the audited financial statements with management and KPMG LLP, the Company’s independent auditors;

(2)	The Committee has discussed with KPMG LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

(3)	The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP its independence from the Company;

(4)	Based on its review and discussions with management and the independent auditors of the Company’s audited consolidated financial statements referred to above and relying thereon, and its review of the independent auditor’s report on such financial statements, the Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the U.S. Securities and Exchange Commission; and

(5)	The Committee has reviewed and discussed the fees paid to KPMG LLP during the last fiscal year for audit and non-audit services (See “FEES PAID TO KPMG LLP”) and has determined that the provision of the specified non-audit services is compatible with the auditor’s independence.

Frank T. Cary, Chair Frank D. Byrne, M.D. William F. Miller, III Audit Committee

Information Regarding the Independent Auditors of the Company

Independent Auditors

It is anticipated that KPMG LLP will be retained as the Company’s independent auditors for the 2005 fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2004, including reviews of the condensed financial statements contained in each of the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2004 were $865,000. During 2003, audit fees totaled $165,000 and included professional fees for the audit of the Company’s consolidated financial statements, including reviews of the condensed financial statements contained in each of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

The aggregate fees billed for professional services rendered by KPMG LLP in 2004 and 2003 for the audit of the Company’s 401(k) Plan for the years ended December 31, 2003 and 2002 were $18,625 and $12,000, respectively.

Tax Fees

During 2004, KPMG LLP billed Lincare $14,885 for tax consultation services. KPMG LLP performed no tax consultation services during 2003.

All Other Fees

There were no other fees billed by KPMG LLP for 2004. The aggregate fees billed for other services rendered to the Company by KPMG LLP in 2003 were $38,650. The other services rendered in 2003 were in connection with comfort letter procedures related to the issuance of convertible debt, consent and review of an amendment to an S-3 registration statement and review of a treasury stock repurchase agreement.

The Company’s Audit Committee pre-approves all fees paid to KPMG LLP prior to the provision of services. All fees paid to KPMG LLP for services rendered in 2004 and 2003 were pre-approved by the Audit Committee.

Annual Report

The Company’s 2004 Annual Report, containing audited financial statements for the fiscal years ended December 31, 2004, 2003, and 2002, accompanies this Proxy Statement. Upon written request, the Company will send to Stockholders of record, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2004, which the Company has filed with the Securities and Exchange Commission. The written request should be directed to the Company’s Investor Relations Department, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written request to the Company’s Investor Relations Department, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764. Any stockholder who wishes to receive separate copies of the Annual Report to Stockholders and Proxy Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Investor Relations Department of the Company at the above address.

Other Matters

At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Proposals of Stockholders

For stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2005 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 12, 2005. In addition, the Bylaws of the Company require that any stockholder intending to present a proposal for action at an Annual Meeting must give timely notice of the proposal in writing, containing the information specified in the Bylaws, to the Secretary of the Company. To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal office of the Company not less than 90 nor more than 120 calendar days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders. Any stockholder proposal received by the Secretary of the Company after February 8, 2006 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.By Order of the Board of Directors.

By Order of the Board of Directors. PAUL G. GABOS Chief Financial Officer and Secretary

Clearwater, Florida
April 7, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Exhibit A

LINCARE HOLDINGS INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
* * * * *

ARTICLE 1. MISSION STATEMENT

The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) in achieving its oversight and monitoring responsibilities to the stockholders relating to the accounting and financial reporting processes, financial controls and audits of the financial statements of the Company.

ARTICLE 2. ORGANIZATION

The Committee shall be composed solely of directors who are independent of management and the Company, as defined by the applicable NASDAQ Marketplace Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Act”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. A director who does not meet these requirements may be appointed to the Committee if the Board, under exceptional and limited circumstances as permitted under the Act and applicable NASDAQ rules, determines that membership on the Committee by the individual is required for the best interests of the Company and its stockholders. There shall be at least three directors on the Committee, each of whom, as determined by the Board, shall have a working familiarity with basic finance and accounting practices and the ability to read and understand financial statements, including a company’s balance sheet, income statement and cash flow statement at the time of his or her appointment to the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including having been a Chief Executive Officer, Chief Financial Officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”), at least one member of the Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules). Members of the Committee may not accept directly or indirectly any consulting, advisory or other compensatory fees from the Company other than for board and committee service and must not be an affiliated person of the Company.

The members of the Committee shall be elected by the Board and shall serve until their successors are duly appointed and qualified, or until the earlier of their death, resignation or removal. Unless a Chairperson is appointed by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee.

ARTICLE 3. AUDIT COMMITTEE RESPONSIBILITIES

The following functions and processes shall be the common recurring activities of the Committee in carrying out its oversight and monitoring responsibilities. These functions and processes are set forth as a guide with the understanding that the Committee may diverge from this guide as necessary and appropriate in carrying out its duties.

•	Maintain direct responsibility for the appointment, compensation, retention and oversight of any registered public accounting firm (the “independent accountants”) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee shall have sole authority with respect to these matters, and the independent accountants shall report directly to and be accountable to the Committee in their capacity as the outside auditors of the Company. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

•	Review and approve all related-party transactions.

•	Approve in advance the provision by the independent accountants of all permissible non-audit services, as set forth in Section 301 of the Sarbanes-Oxley Act of 2002.

•	Review and ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard No. 1.

•	Discuss with the independent accountants any disclosed relationships or services or other matters that may impact the objectivity and independence of the independent accountants and take, or recommend that the full Board take, appropriate action to oversee the independence of the accountants.

•	Meet with the independent accountants and financial management to review and pre-approve the scope of the proposed independent audit of the financial statements (and all other services related thereto) for the current year and the audit procedures to be utilized, and review such audit findings at the conclusion thereof.

•	Review, consider and discuss with management and the independent accountants, as appropriate:

—	Financial statements and related footnotes and the independent accountants’ report thereon, including their report on the adequacy of systems of internal control and any significant recommendations they may offer to improve controls.

—	The independent accountants’ judgements about the quality and appropriateness of the Company’s accounting principles as applied in financial reporting.

—	Any alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

—	The adequacy of system-based internal controls over financial reporting and the safeguarding of assets and compliance with laws and regulations.

—	Any difficulties or disagreements with management encountered by the independent accountants during the course of the audit and any instances of second opinions sought by management. The Committee is responsible for resolving any disagreements between management and the independent accountants regarding financial reporting.

—	Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards and other material written communications between the independent accountants and management.

•	Direct the independent accountants to use best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Committee and the Chief Financial Officer any matters identified in connection with the independent accountants’ review of interim financial information that are required to be discussed by applicable auditing standards. The Committee shall direct management to advise the Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent accountants’ review of interim financial information.

•	Consider whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Coordinate the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct, and receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Rule 13a-14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Establish procedures for the receipt, retention and treatment of (1) complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review draft sections of the Company’s annual proxy statement relating to Committee functions and prepare the audit committee report to the stockholders required by the Securities and Exchange Commission to be included therein.

•	Maintain minutes or other records of meetings and activities of the Committee.

•	Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

•	Review and reassess the adequacy of the Committee’s formal written charter on an annual basis and update as determined necessary.

The Committee shall have the authority to engage independent counsel and other advisors it determines necessary to carry out it duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants, any advisors employed by the Committee and ordinary administrative expenses that are necessary and appropriate in carrying out the duties of the Committee.

The responsibilities of a member of the Committee are in addition to those for a member of the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Also, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s corporate policies.

The Committee shall have such other duties as may be delegated from time to time by the Board.

* * * * *

As updated by the Committee on February 23rd, 2005 and approved by the Board of Directors

LINCARE HOLDINGS INC.
ATTN: INVESTOR RELATIONS
19387 U.S. 19 NORTH
CLEARWATER, FL 33764

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lincare Holdings Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LINCR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 LINCARE HOLDINGS INC.

The Board of Directors Recommends a Vote FOR the listed nominees.
Vote On Directors			For	Withhold	For All	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of Directors		All	All	Except
Nominees:
	01) J.P. Byrnes	04) F.D. Byrne, M.D.	☐	☐	☐
	02) S.H. Altman, Ph.D.	05) F.T. Cary
	03) C.B. Black	06) W.F. Miller, III

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Lincare Holdings Inc.

Meeting Details
Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2005

The undersigned appoints John P. Byrnes and Paul G. Gabos and either of them, as proxies, to vote all shares of Common Stock of Lincare Holdings Inc. (the “Company”) held of record by the undersigned as of March 31, 2005, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Adam’s Mark, 2544 Executive Drive, Indianapolis, Indiana on Monday, May 9, 2005, at 10:00 A.M. and all adjournments thereof, upon the matter noted on the reverse side.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal (1).

(Continued and to be voted on reverse side.)